CONFIRMING STATEMENT

    This statement confirms that the undersigned, Michele Kawiecki, has authorized and designated, Jennifer Mainord Melanie Bowling, and Jacob Burkett, to execute and file on the undersignedTMs behalf, all Form 3, 4, and 5 (including amendments thereto) that the undersigned may be required to file with the U.S. Securities and Exchange Commission as a result of the undersignedTMs ownership of or transactions in securities of First Merchants Corporation.  The authority of Jennifer Mainord, Melanie Bowling, and Jacob Burkett under this statement shall continue until the undersigned is no longer required to file Form 3, 4, and 5 with regard to the undersigned ownership or transactions in securities of First Merchants Corporation, unless earlier revoked in writing.  The undersigned acknowledges Jennifer Mainord, Melanie Bowling, and Jacob Burkett are not assuming any of the undersignedTMs responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

                        ___/s/Michele Kawiecki____________________
                        Michele Kawiecki

       Date: __11/1/2022_________